EXHIBIT 5.1

                         Manatt, Phelps & Phillips, LLP
                          1501 M Street, NW, Suite 700
                              Washington, DC 20005
                                 (202) 463-4300

May 28, 2004

Focus Enhancements, Inc.
1370 Dell Ave
Campbell, CA 95008


         Re:      Registration Statement on Form S-8
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Ladies and Gentlemen:

         We have acted as counsel to Focus Enhancements, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission (the "Registration Statement"), with respect to the registration under the Securities Act of 1933, as amended, of an additional 1,200,000 shares of Common Stock of the Company (the "Shares") pursuant to the Company's Amended 2002 Non-Qualified Stock Option Plan (the "Plan").

         We have examined, among other things, the Company's Registration Statement on Form S-8 (Registration No. 333-104734) filed by the Company with the Securities and Exchange Commission on April 24, 2003 and the Company's Certificate of Incorporation and Bylaws, each as amended to date, the Plan, and records of corporate proceedings taken by the Company in connection with the authorization, issuance and sale of the Shares pursuant to the Plan, and such other documents as we have deemed necessary. Based on the foregoing and in reliance thereon, it is our opinion that the Shares, when they are issued pursuant to the Plan, will be validly issued, fully paid and non-assessable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission adopted under the Act.

                                    Very truly yours,

                                    /s/ Manatt, Phelps & Phillips, LLP
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                                    MANATT, PHELPS & PHILLIPS, LLP